Exhibit 99.1

FARADAY FUTURE REPORTS FINANCIAL RESULTS

FOR FISCAL FOURTH QUARTER AND FULL YEAR 2022

●	Announced the start of production (“SOP”) for the FF 91 Futurist at the “FF ieFactory California” on track for the end of March 2023, subject to the timely receipt of the previously announced and committed $135.0 million.

●	The new financing commitments also provide for delivery by the end of April 2023 contingent on timely receipt of funds and suppliers meeting supply chain requirements.

●	$111.6 million of funds have been received towards SOP funding target since December 2022, with an incremental $38.4 to $58.4 million to be received.

●	Formed non-binding strategic partnership with the City of Huanggang in Hubei Province, China to relocate FF’s Future China headquarters.

●	Announced Product and Technology Generation 2.0 Program featuring 26 major new system and component upgrades.

●	Company to host final launch event of the FF 91 Futurist on April 26, 2023.

Los Angeles, CA (March 8, 2023) - Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“FF”, “Faraday Future”, or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced financial results for its fourth quarter and full year ended December 31, 2022.

RESULTS FOR FOURTH QUARTER 2022 AND FULL YEAR 2022

Operating expenses for the year ended December 31, 2022, were $451.0 million compared to $354.1 million for the year ended December 31, 2021. Operating expenses for the three-month period ended December 31, 2022, were $83.9 million compared to $121.4 million for the three months ended December 31, 2021. The change in operating expenses for the year was primarily due to the increase in engineering, design, and testing (“ED&T”) costs. The improvement in operating expenses for fourth quarter 2022 in comparison to fourth quarter 2021 is primarily due to timing as significant ED&T costs were incurred in the first 9 months of the year.

Net loss was $552.1 million for the year ended December 31, 2022, compared to net loss of $516.5 million in the prior-year period. The increase is primarily due to the increase in ED&T costs and the increase of changes in fair value measurement of certain notes payable and warrant liabilities measured at fair value in 2022, partially offset by an increase in loss on extinguishment of related party notes payable, notes payable, and vendor payables in trust, net, primarily recorded as part of the conversion of certain notes payables in connection with the closing of the business combination with Property Solutions Acquisition Corp consummated on July 21, 2021, which resulted in a loss of $94.7 million in 2021.

Net loss for the three-months ended December 31, 2022, was $153.9 million compared to $84.3 million for the three months ended December 31, 2021. The increase is primarily due to the increase in changes in fair value measurement of certain notes payable and warrant liabilities measured at fair value in 2022 and a gain at settlement of related party notes payable, notes payable and vendor payables in trust, net recorded for forgiveness of the Company’s Payroll Protection Loan principal of $9.1 million during the three months ended December 31, 2021, with no comparable activity in the current period.

Net cash used in operating activities for the year ended December 31, 2022 was $383.1 million compared to $339.8 million for the year ended December 31, 2021. Capital expenditures were $123.2 million for the year ended December 31, 2022, compared to $95.7 million for the year ended December 31, 2021. Net cash used in financing activities for the year ended December 31, 2022 was $6.7 million compared to net cash provided by financing activities of $966.6 million for the year ended December 31, 2021.

The Company ended the quarter with approximately $18.5 million in cash and restricted cash. The cash position was $37.5 million, including restricted cash of $2.1 million as of March 3, 2023.

“We have come a long way towards making the FF 91 Futurist available to our customers, and I am proud of the dedication and commitment shown by our team to achieve all major milestones,” stated Xuefeng (“XF”) Chen, Global CEO of Faraday Future. “Securing the necessary funding commitments to begin production and delivery of this vehicle is a major game changer for us. Going forward, we expect to utilize all available resources in order to deliver our car to our enthusiastic customers.”

KEY COMPANY HIGHLIGHTS DURING FOURTH QUARTER 2022

Faraday Future continues its path on the realization towards its long-term business plan, making the following announcements during the fourth quarter:

●	Appointed XF Chen as Faraday Future’s Global CEO

●	Appointed Jie Sheng, XF Chen and Ke Sun to Faraday Future’s board of directors

●	Selected Innovusion as LiDAR supplier for flagship FF 91 Futurist

UPDATES

Subsequent to December 31, 2022, FF has announced the following major updates at the Company.

●	Formed a non-binding strategic partnership with the City of Huanggang in Hubei Province, China

●	Signed a new shareholder agreement with FF Top Holdings LLC

●	Announced $135.0 million in convertible secured notes financing commitments

●	Received total gross committed payment of $70.0 million from $135.0 million round of financing, along with $23.6 million from prior commitments and $18.0 million from investors exercising their right to invest additional funds in the Company

●	Shipped latest production-intent FF 91 Futurist to China for final evaluation and testing purposes

●	Continued testing and refining all the key features of the FF 91 Futurist across the IoV, ADAS and Intelligent Internet App System

●	Integrated all fundamental ADAS features to the FF 91 Futurist and currently testing in proving grounds and public roads

●	Released completed beta version of the FF 91 Futurist’s unique smart parking with summoning features integrated in the FF 91 Futurist

●	Announced stockholder approval of the proposal to increase authorized shares to 1.69 billion shares of Class A common stock

●	Secured all equipment necessary to build the FF 91 Futurist thanks to strong supplier partnerships with world-class equipment suppliers

●	Faraday Future plans to hold a 2023 Faraday Future Global Supplier Summit at the end of April 2023

Production and Delivery Update

FF is targeting a SOP date for its flagship FF 91 Futurist of March 30, 2023, assuming timely receipt of funds from the Company’s investors and suppliers meeting our supply chain requirements, at the Company’s Hanford, California manufacturing facility, “FF ieFactory California,” with the first vehicles coming off the assembly line in early April 2023, and customer deliveries occurring before the end of April 2023.

Product and Technology Generation 2.0 Program

FF is completing its testing and validation of the FF 91 Futurist through the Product and Technology Generation 2.0 program (PT Gen 2.0). The generational upgrade from PT Gen 1.0 to PT Gen 2.0 consists of significant upgrades of systems and core components in both the vehicle and the I.A.I. area – the advanced core, which stands for Internet, Autonomous Driving, and Intelligence. PT Gen 2.0 was achieved through upgrades of 26 major systems and components, with 13 key upgrades throughout powertrain, battery, charging, chassis, interior from EV areas, and 13 key upgrades in computing, sensing, communication, user interaction, and performance of the FF 91 Futurist.

EARNINGS WEBCAST

Faraday Future management will host a webcast today, March 8, 2023, at 8:00pm Eastern time (5:00pm Pacific time). A question-and-answer session will follow management’s prepared remarks. Interested investors and other parties can listen to a webcast of the conference call by logging onto the Investor Relations section of the Company's website at https://investors.ff.com/.

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car civilization. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s planned financings, intention to hold the 2023 Annual Meeting, any stock split, reverse stock split or other similar corporate action, the Company’s compliance with listing requirements of Nasdaq Stock Market LLC (“Nasdaq”), including with regard to FF Top’s board designation rights, the non-binding City of Huanggang Framework Agreement and the timing thereof, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the FF Top Holdings LLC Shareholder Agreement complies with Nasdaq listing requirements, including Nasdaq Listing Rule 5640 regarding voting rights, the market performance of the Company’s Common Stock, the Company’s ability to regain compliance with the Nasdaq listing requirements and the Company’s ability to execute definitive documentation in connection with and/or satisfy the conditions precedent and close on the various financings previously disclosed by the Company and anticipated additional financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; the ability of the Company to agree on definitive documents to effectuate the non-binding City of Huanggang Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and Nasdaq listing requirements and to continue to be listed on Nasdaq (including following the execution of the Shareholder Agreement); the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on February 13, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

###

Faraday Future Intelligent Electric Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	Unaudited		Audited
Operating expenses
Research and development	$50,863	$80,429	$311,084	$174,935
Sales and marketing	4,500	6,019	20,772	17,118
General and administrative	27,264	33,757	116,437	97,905
Loss on disposal of property and equipment	1,288	1,204	2,695	64,191
Total operating expenses	83,915	121,409	450,988	354,149

Loss from operations	(83,915)	(121,409)	(450,988)	(354,149)
Change in fair value measurements	(69,049)	37,694	(69,671)	(22,700)
Interest expense	(1,699)	(3,631)	(7,236)	(30,181)
Related party interest expense	(948)	(898)	(3,879)	(16,663)
Other income (expense), net	1,763	(4,950)	(12,544)	(5,668)
Gain (loss) on settlement of related party notes payable, notes payable, and vendor payables in trust, net	—	9,132	(7,690)	(86,904)
Loss before income taxes	(153,848)	(84,062)	(552,008)	(516,265)
Income tax provision	(52)	(237)	(61)	(240)
Net loss	$(153,900)	$(84,299)	$(552,069)	$(516,505)

Per share information:
Net loss per Common Stock – Class A and Class B – basic and diluted	$(0.32)	$(0.26)	$(1.50)	$(2.21)
Weighted average Common Stock outstanding – Class A and Class B – basic and diluted	473,622,385	321,533,817	367,254,444	233,390,675

Faraday Future Intelligent Electric Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2022	2021
	Audited
Assets
Current assets
Cash	$16,968	$505,091
Restricted cash	1,546	25,386
Deposits	26,804	63,370
Other current assets	21,087	13,410
Total current assets	66,405	607,257
Property and equipment, net	417,803	293,135
Operating lease right-of-use assets	19,588	—
Other non-current assets	6,492	7,040
Total assets	$510,288	$907,432
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$87,376	$37,773
Accrued expenses and other current liabilities	65,709	87,938
Bridge warrants	95,130	—
Related party accrued interest	—	11,231
Accrued interest	1,864	8,263
Operating leases liabilities, current portion	2,538	—
Finance leases liabilities, current portion	1,364	2,574
Related party notes payable	8,406	13,655
Notes payable, current portion	5,097	132,372
Total current liabilities	267,484	293,806
Finance leases liabilities, less current portion	6,570	7,570
Operating leases liabilities, less current portion	18,044	—
Other liabilities	9,429	3,720
Notes payable, less current portion	26,008	34,682
Total liabilities	327,535	339,778
Total stockholders’ equity	182,753	567,654
Total liabilities and stockholders’ equity	$510,288	$907,432

Faraday Future Intelligent Electric Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	Unaudited		Audited
Cash flows from operating activities
Net loss	$(153,900)	$(84,299)	$(552,069)	$(516,505)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	697	842	2,975	2,979
Amortization of operating lease right-of-use assets and intangible assets	955	276	2,520	368
Stock-based compensation	7,860	2,824	17,653	11,345
Vesting of restricted stock awards for employee bonus	—	3,997	—	18,617
Loss on disposal of property and equipment	1,288	1,204	2,695	64,191
Change in fair value measurement of related party notes payable and notes payable	(26,093)	(37,694)	(25,471)	22,700
Change in fair value measurement of warrant liability	95,130	—	95,130	—
Loss (gain) on foreign exchange	—	978	2,484	(845)
Loss (gain) on forgiveness of accounts payable and deposits, net	2,208	(2,814)	5,200	(7,005)
Non-cash interest expense	1,610	4,536	10,078	41,014
(Gain) loss on extinguishment of related party notes payable, notes payable and vendor payables in trust, net	—	(9,132)	7,690	86,904
Gain on forgiveness of vendor payables in trust	—	—	—	(1,731)
Reserve for unrecoverable value added taxes	—	—	—	6,404
Other	452	842	776	842
Changes in operating assets and liabilities:
Deposits	14,772	(12,707)	28,136	(48,503)
Other current and non-current assets	(4,310)	(499)	(8,841)	(16,906)
Accounts payable	29,554	3,809	57,021	(36,625)
Accrued expenses and other current and non-current liabilities	13,030	25,950	(14,947)	31,824
Operating lease liabilities	1,266	—	(1,620)	—
Accrued interest expense	(12,468)	—	(12,468)	—
Transfers between vendor payables in trust and accounts payable	—	—	—	1,167
Net cash used in operating activities	$(27,949)	$(101,887)	$(383,058)	$(339,765)
Cash flows from investing activities
Payments for property and equipment	$(11,123)	$(58,417)	$(123,222)	$(95,681)
Net cash used in investing activities	$(11,123)	$(58,417)	$(123,222)	$(95,681)

Faraday Future Intelligent Electric Inc.

Consolidated Statements of Cash Flows - (Continued)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	Unaudited		Audited
Cash flows from financing activities
Proceeds from notes payable, net of original issuance discount	$33,750	$—	$73,800	$172,031
Proceeds from exercise of stock options	—	95	9,535	10,587
Payments of notes payable issuance costs	(1,021)	—	(3,834)	(3,355)
Payments of notes payable, including liquidation premium	(21)	—	(87,279)	(48,210)
Payments of related party notes payable	(517)	—	(517)	(38,217)
Proceeds from exercise of warrants	2,501	—	4,229	—
Repurchase and retirement of Common Stock	—	—	(767)	—
Payments of finance lease obligations	(478)	—	(1,888)	—
Payments of capital lease obligations	—	(521)	—	(3,212)
Proceeds from issuance of Class A Common Stock in the Business Combination	—	—	—	229,583
Proceeds from issuance of Class A Common Stock pursuant to the PIPE Financing	—	—	—	761,400
Transaction costs paid in connection with the Business Combination	—	—	—	(23,148)
Transaction costs paid in connection with the PIPE Financing	—	—	—	(61,130)
Payments of vendor payables in trust	—	—	—	(27,722)
Transfers between vendor payables in trust and accounts payable	—	—	—	(1,167)
Proceeds from related party notes payable	—	—	—	200
Payments of stock issuance costs	—	—	—	(1,071)
Net cash provided by (used in) financing activities	$34,214	$(426)	$(6,721)	$966,569
Effect of exchange rate changes on cash and restricted cash	(10,556)	63	1,038	(2,473)
Net (decrease) increase in cash and restricted cash	$(15,414)	$(160,667)	$(511,963)	$528,650
Cash and restricted cash, beginning of period	33,928	691,144	530,477	1,827
Cash and restricted cash, end of period	$18,514	$530,477	$18,514	$530,477

Cash	$16,968	$505,091	$16,968	$505,091
Restricted cash	1,546	25,386	1,546	25,386
Total cash and restricted cash, end of period	$18,514	$530,477	$18,514	$530,477